As filed with the Securities and Exchange Commission on July 1, 2002

                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        Franklin Street Properties Corp.
             (Exact Name of Registrant as Specified in Its Charter)

            Maryland                                       04-3578653
  (State or Other Jurisdiction of                      (I.R.S. Employer
  Incorporation or Organization)                       Identification No.)

    401 Edgewater Place, Suite 200                          01880
          Wakefield, MA                                   (Zip Code)
(Address of Principal Executive Offices)

                            2002 Stock Incentive Plan
                            (Full Title of the Plan)

                                George J. Carter
                      President and Chief Executive Officer
                        Franklin Street Properties Corp.
                         401 Edgewater Place, Suite 200
                               Wakefield, MA 01880
                     (Name and Address of Agent For Service)
                                 (781) 557-1300
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

============================================================================================
Title of                                   Proposed           Proposed
Securities to be     Amount to be          Maximum            Maximum           Amount of
Registered           Registered(1)     Offering Price Per     Aggregate     Registration Fee
                                            Share           Offering Price
--------------------------------------------------------------------------------------------
Common Stock,
$0.0001 par        2,000,000 shares        $7.85(2)         $15,700,000(2)     $1,444.40(3)
value per share
============================================================================================

(1) In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the book value, as of June 17, 2002, of $7.85 per share of Common Stock of the registrant.

(3) Franklin Street Properties previously paid the Commission excess amounts for prior filings and therefore has an excess balance of approximately $23,600. Franklin Street Properties hereby allocates $1,444.40 of such excess funds as payment of the registration fee due hereunder.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Item 1. Plan Information.

      The information required by Item 1 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

      Item 2. Registrant Information and Employee Plan Annual Information.

      The written statement required by Item 2 is included in documents sent or given to participants in the plans covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3. Incorporation of Documents by Reference.

      The registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:

      (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act or either (1) the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the registrant's latest fiscal year for which such statements have been filed or (2) the registrant's effective registration statement on Form 10, as amended.

      (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a) above.

      (c) The description of the securities contained in the registrant's registration statement on Form 10, as amended, filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

      Item 4. Description of Securities.

      Not applicable.

      Item 5. Interests of Named Experts and Counsel.

      Hale and Dorr LLP has opined as to the legality of the securities being offered by this registration statement. Several partners of Hale and Dorr LLP own, in the aggregate, approximately 395,570 shares of the registrant's common stock.

      Item 6. Indemnification of Directors and Officers.

      The registrant's Articles of Incorporation require the registrant to indemnify its directors, officers, employees, agents and other persons acting on behalf of or at the request of the registrant to the fullest extent permitted from time to time by Maryland law. The General Corporation Law of the State of Maryland permits a corporation to indemnify its directors, officers and certain other parties against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees, actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services to or at the request of the corporation, unless it is established that
(i) the act or omission of the indemnified party was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the indemnified party actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the indemnified party had reasonable cause to believe that the act or omission was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the director or officer in connection with the proceeding; provided, however, that if the proceeding is one by or in the right of the corporation, indemnification may not be made with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. In addition, a director or officer may not be indemnified with respect to any proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged to be liable on the basis that personal benefit was improperly received.

      The registrant's Articles of Incorporation contain a provision eliminating the personal liability of a director or officer to the registrant or its stockholders for monetary damages to the fullest extent permitted by Maryland law. The General Corporation Law of the State of Maryland permits the liability of directors and officers to a corporation or its stockholders for money damages to be limited, except (i) to the extent that a judgment or other final adjudication is entered adverse to the director or officer in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberative dishonesty and was material to the cause of action adjudicated in the proceeding or (ii) to the extent it is proved that the director or officer actually received an improper benefit or profit in money, property or services. This provision of the General Corporation Law of the State of Maryland does not limit the ability of the registrant or its stockholders to obtain other relief, such as an injunction or rescission.

      Item 7. Exemption from Registration Claimed.

      Not applicable.

      Item 8. Exhibits.

      The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

      Item 9. Undertakings.

      1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wakefield, Massachusetts, on this 1st day of July, 2002.

                             FRANKLIN STREET PROPERTIES CORP.


                             By: /s/ George J. Carter
                                 ---------------------------
                                 George J. Carter
                                 Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

      We, the undersigned officers and directors of Franklin Street Properties Corp., hereby severally constitute and appoint George J. Carter, Barbara J. Corinha and Kenneth A. Hoxsie, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Franklin Street Properties Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                             Title                         Date
          ---------                             -----                         ----

/s/ George J. Carter            Chief Executive Officer and Director      July 1, 2002
--------------------            (Principal executive officer)
George J. Carter


/s/ Lloyd S. Dow                Controller                                July 1, 2002
----------------                (Principal financial and accounting
Lloyd S. Dow                    officer)


/s/ Barbara J. Corinha          Director                                  July 1, 2002
----------------------
Barbara J. Corinha


/s/ Janet P. Notopoulos         Director                                  July 1, 2002
-----------------------
Janet P. Notopoulos

/s/ Richard R. Norris           Director                                  July 1, 2002
---------------------
Richard R. Norris

                                Director                                 _________, 2002
------------------------
Dennis J. McGillicuddy


                                Director                                 _________, 2002
-------------------
Barry Silverstein

                                INDEX TO EXHIBITS

   Number     Description
   ------     -----------

    4.1 (1)   Articles of Organization of the Registrant
    4.2 (2)   By-Laws of the Registrant
    5.1       Opinion of Hale and Dorr LLP, counsel to the Registrant
   23.1       Consent of Hale and Dorr LLP (included in Exhibit 5.1)
   23.2       Consent of PricewaterhouseCoopers LLP
   23.3       Consent of BDO Seidman, LLP
   23.4       Consent of Braver and Company, P.C. (formerly, Roy and Stevens,
              P.C.) (for FSP Blue Ravine Limited Partnership, FSP Bollman Place
              Limited Partnership, FSP Hillview Center Limited Partnership and
              FSP Telecom Business Center Limited Partnership)
   23.5       Consent of Habif, Arogeti & Wynne, P.C.
   24.1       Power of attorney (included on the signature pages of this registration statement)

----------

   (1) Incorporated by reference to Appendix B of Franklin Street Partners Limited Partnership's Definitive Proxy Statement on
              Schedule 14A, filed with the Securities and Exchange Commission on December 18, 2001.

   (2) Incorporated by reference to Appendix C of Franklin Street Partners Limited Partnership's Definitive Proxy Statement on
              Schedule 14A, filed with the Securities and Exchange Commission on December 18, 2001.